UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2017

FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	001-34653	81-0331430
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

401 North 31st Street, Billings, MT		59116
(Address of Principal Executive Offices)		(Zip Code)

(406) 255-5390

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On May 24, 2017, David H. Crum notified First Interstate BancSystem, Inc. (the “Company”) that he was retiring as a Director of the Company effective upon the adjournment of the Board of Directors’ meeting on July 20, 2017. His retirement is not related to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 24, 2017, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”).

At the Annual Meeting, the following proposals were considered and voted on, and the final voting results for each proposal are set forth below:

1. Proposal to approve and adopt the Agreement and Plan of Merger, dated November 17, 2016, by and between the Company and Cascade Bancorp, pursuant to which Cascade Bancorp will merger with and into the Company.

Votes for Approval	Votes Against	Abstentions	Broker Non-Votes
113,433,985	1,113,083	194,999	3,466,752

2. Proposal to approve the amended and restated articles of incorporation of the Company.

Votes for Approval	Votes Against	Abstentions	Broker Non-Votes
113,228,200	1,126,679	387,188	3,466,752

3. Proposal to elect as directors the nominees proposed by the board of directors of the Company to three-year terms, or until their respective successors have been elected and qualified.

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Steven J. Corning	108,943,583	5,536,498	261,986	3,466,752
Dana L. Crandall	114,313,455	162,463	266,149	3,466,752
Charles E. Hart, M.D.	112,517,019	1,176,230	1,048,818	3,466,752
Peter I. Wold	113,308,765	1,202,667	230,635	3,466,752

4. Proposal to approve a non-binding advisory resolution on executive compensation.

Votes for Approval	Votes Against	Abstentions	Broker Non-Votes
112,937,599	1,093,902	710,566	3,466,752

5. Proposal to approve a non-binding advisory vote on the frequency of future advisory votes on executive compensation.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
16,255,263	94,795,828	2,144,616	1,546,360	3,466,752

6. Proposal to ratify the appointment of RSM US LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2017.

Votes for Approval	Votes Against	Abstentions	Broker Non-Votes
117,921,063	94,326	193,430	—

7. Proposal to approve the amended and restated bylaws of the Company.

Votes for Approval	Votes Against	Abstentions	Broker Non-Votes
113,355,644	1,119,634	266,789	3,466,752

Because the merger agreement proposal was approved, a proposal to adjourn the Annual Meeting to solicit additional proxies if there were insufficient votes at the time of the Annual Meeting to approve the merger agreement proposal was not needed and, therefore, no vote was taken on that proposal.

Item 8.01	Other Events.

On May 24, 2017, the Company and Cascade Bancorp issued a joint press release announcing the results of the Annual Meeting of the Company, the results of the Special Meeting of Cascade Bancorp, and the anticipated timing for completing the merger. A copy of the joint press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 99.1	Joint Press Release dated May 24, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST INTERSTATE BANCSYSTEM, INC.

Dated: May 25, 2017	By:	/s/ Kevin P. Riley
Kevin P. Riley
President and Chief Executive Officer